Exhibit 10.5

AMENDMENT NO. 1 TO
CRUDE OIL TRUCKING TRANSPORTATION SERVICES AGREEMENT
This AMENDMENT NO. 1 TO CRUDE OIL TRUCKING TRANSPORTATION SERVICES AGREEMENT (this “Amendment” and the agreement dated October 15, 2014, as so amended, the “Agreement”) by and among Western Refining Wholesale, LLC, a Delaware limited liability company (“Carrier”), on the one hand, and (ii) Western Refining Company, L.P., a Delaware limited partnership and Western Refining Southwest, Inc., an Arizona corporation, on the other hand (collectively “Shipper”) is entered into by Carrier and Shipper as of November 19, 2015. In consideration of the covenants and obligations contained herein, the Parties to this Agreement hereby agree as set forth below. Capitalized terms used throughout this Amendment shall have the meanings set forth in the Agreement, unless otherwise specifically defined herein.
ARTICLE 1
AMENDMENTS
1.1    Amendments to Schedule 4. The Chart of Rates, set forth on Exhibit A hereto, is added to the end of Schedule 4 of the Agreement to add alternative rates for volumes of crude oil picked up from certain specified locations.
ARTICLE 2
MISCELLANEOUS
2.1    Ratification of the Agreement. Except as otherwise provided in this Amendment, all of the terms, representations, warranties, agreements, covenants and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.
2.2    Entire Agreement; Supersedure. This Amendment, together with the Agreement, contains the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. No understanding, representation, promise, agreement, inducement or statement of intention, whether oral or written, has been made by either Party which is not embodied in or superseded by this Amendment or the Agreement, unless it is contained in a written amendment of the Agreement executed by the Parties after the execution and delivery of this Amendment, and no Party shall be bound by or liable for any alleged representation, promise, agreement, inducement or statement of intention not set forth in this Amendment or the Agreement.
2.3    Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.
IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

WESTERN REFINING COMPANY, L.P. By: Western Refining GP, LLC, its general partner
By:	/s/ MARK J. SMITH
Name:	Mark J. Smith
Title:	President - Refining and Marketing

WESTERN REFINING SOUTHWEST, INC.
By:	/s/ MARK J. SMITH
Name:	Mark J. Smith
Title:	President - Refining and Marketing

WESTERN REFINING TERMINALS, LLC
By:	/s/ JEFF A. STEVENS
Name:	Jeff A. Stevens
Title:	President and Chief Executive Officer

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